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                  239 GREENWICH ASSOCIATES LIMITED PARTNERSHIP,


                                  as mortgagor
                                                                      (Borrower)


                                       to


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,


                                  as mortgagee
                                                                        (Lender)

               ___________________________________________________


                        OPEN-END MORTGAGE, ASSIGNMENT OF
                         LEASES AND RENTS AND SECURITY
                                    AGREEMENT

               ___________________________________________________

                      Dated:    As of May 30, 2003

                      Location: 239 Greenwich Avenue, Greenwich, Connecticut

                      County:   Fairfield


                                PREPARED BY AND UPON
                                RECORDATION RETURN TO:

                                Kaye Scholer LLP
                                425 Park Avenue,
                                New York, New York 10022
                                Attention: Stephen Gliatta, Esq.




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    OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT


         THIS OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (herein "Instrument") is made as of May 30, 2003, and is given by the Mortgagor, 239 GREENWICH ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership whose address is c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, White Plains, New York 10605 (herein "Borrower"), to the Mortgagee, GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a corporation organized and existing under the laws of the state of Delaware, whose address is 600 Steamboat Road, Greenwich, Connecticut 06830, together with its successors, assigns and transferees (herein "Lender").

         BORROWER, in consideration of the indebtedness herein recited, irrevocably grants, conveys, mortgages and assigns to Lender, WITH POWER OF SALE AND RIGHTS OF ENTRY AND POSSESSION, the following described property located in the County of Fairfield, State of Connecticut, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

         TOGETHER with all buildings, improvements and tenements now or hereafter erected on the property, and all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, rents (subject however to the assignment of rents to Lender herein), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, trees and plants, tax refunds, trade names, licenses, permits, Borrower's rights to insurance proceeds, unearned insurance premiums and chooses in action; all of which, including replacements and additions thereto and substitutions therefor, shall be deemed to be and remain a part of the real property covered by this Instrument; and all of the foregoing, together with said property are herein referred to as the "Property";

         TOGETHER with all right, title and interest in, to and under any and all leases now or hereinafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property (hereinafter referred to collectively as the "Leases" and singularly as a "Lease"), together with all rents, earnings, income, profits, benefits and advantages arising from the Property and from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Borrower, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which the Borrower is or may become entitled to do under any such Lease together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law and in equity, relating to the Property, to the extent not included in rent earnings and income under any of the Leases;

         TOGETHER with all right, title and interest in, to and under any and all reserve, deposit or escrow accounts (the "Accounts") made pursuant to any loan document made between Borrower and Lender with respect to the Property, together with all income, profits, benefits and advantages arising therefrom, and together with all rights, powers, privileges, options and other benefits of Borrower under the Accounts, and together with the right to do any and all other things whatsoever which the Borrower is or may become entitled to do under the Accounts;

         TOGETHER with all agreements, contracts, certificates, guaranties, warranties, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, pertaining to the use, occupancy, construction, management or operation of the Property and any part thereof and any improvements or respecting any business or activity conducted on the Property and any part thereof and all right, title and interest of Borrower therein, including the right to receive and collect any sums payable to Borrower thereunder and all deposits or other security or advance payments made by Borrower with respect to any of the services related to the Property or the operation thereof;

         TOGETHER with all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

         TOGETHER with any and all proceeds resulting or arising from any of the foregoing (the Property, the Leases, the Accounts, and all other property, whether real, personal, tangible, or intangible, described above, and all proceeds thereof, may be referred to collectively as the "Collateral").

         THIS INSTRUMENT SECURES TO LENDER (a) the repayment of the indebtedness evidenced by Borrower's note dated of even date herewith ("Note") in the principal sum of SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000) (the "Principal"), with interest thereon, with the balance of the indebtedness, if not sooner paid, due and payable on June 1, 2013 (the "Maturity Date"), and all renewals, extensions and modifications thereof; (b) the performance of the covenants and agreements of Borrower contained in an Environmental Indemnity Agreement (herein so-called) between Lender and Borrower dated of even date herewith; (c) the payment of all other sums, with interest thereon, advanced by

Lender in accordance herewith to protect the security of this Instrument; and
(d) the performance of the covenants and agreements of Borrower herein contained, or contained in any other Loan Document, INCLUDING BORROWER'S COVENANT TO REPAY ALL FUTURE ADVANCES (the Note, this Instrument, and all other documents or instruments given by Borrower or others and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by the Note may be referred to as the "Loan Documents"). Without limitation of the foregoing, the following documents and instruments of even date herewith are also Loan Documents: (i) Assignment of Leases and Rents from Borrower to Lender, (ii) Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (iii) the Clearing Account Agreement (the "Clearing Account Agreement") among Borrower, Lender, Aberdeen Properties, Inc. ("Manager") and Wachovia Bank, National Association, (iv) the Deposit Account Agreement (the "Deposit Account Agreement") among Borrower, Lender, Manager and Deposit Bank, (v) the Guaranty of Recourse Obligations (the "Guaranty") made by Acadia Realty Limited Partnership, a Delaware limited partnership ("Guarantor"),
(vi) the Certificate of Borrower and (vii) Environmental Indemnity Agreement made by Borrower for the benefit of Lender (the "Environmental Indemnity Agreement"), as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

         Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property.

         Borrower represents, warrants, covenants and agrees in favor of Lender as follows:

         SECTION 1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note and all other sums secured by this Instrument.

         SECTION 2. INTENTIONALLY DELETED.

         SECTION 3. APPLICATION OF PAYMENTS. Lender may apply any payments received from or on behalf of Borrower to any of the obligations of Borrower then due under the Loan Documents, in any order determined by Lender.

         SECTION 4. CHARGES; LIENS. Borrower shall pay all rents, taxes, charges assessments and impositions attributable to the Property (collectively "Taxes") when due. Unless Lender is paying such Taxes in accordance with Section 25, Borrower shall promptly furnish to Lender all notices of amounts due under this Section, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Except only for the liens and security interests in favor of Lender under this Instrument and the other Loan Documents, which Borrower shall pay and discharge in accordance with the Loan Documents, Borrower shall promptly discharge any lien encumbering all or any portion of or interest in the Property (unless such lien is bonded within 30 days after Borrower first receives notice of such lien), irrespective of the priority of the same. Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property (unless such claims are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof).

         SECTION 5. HAZARD INSURANCE. Borrower shall at all times keep the improvements now existing or hereafter erected on the Property insured against all losses, hazards, casualties, liabilities and contingencies as Lender shall reasonably require and in such amounts and for such periods as Lender shall reasonably require. Borrower shall purchase and maintain policies of insurance with respect to the Property in such amounts and covering such risks as shall be satisfactory to Lender, including, but not limited to, the following:

                  (a) Property damage insurance covering loss or damage to the Property caused by fire, lightning, hail, windstorm, explosion, hurricane (to the extent available), vandalism, malicious mischief, and, if available and subject to subsection (i) below, coverage for damage or destruction caused by the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto) and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire policies in effect where the Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" clauses. Such policy shall be in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than the greater of 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation) or the unpaid principal amount of the loan evidenced by the Note, and shall contain a replacement cost endorsement. The deductible under such policy, if any, shall not exceed the lesser of five percent (5%) of Net Operating Income or $50,000. Further, if any of the improvements or the use of the Property shall at any time constitute legal nonconforming structures or uses under current zoning ordinances, such policy shall contain an "Ordinance or Law Coverage" or "Enforcement" endorsement providing coverage for demolition, increased cost of construction and inability to rebuild.

                  (b) Broad form boiler and machinery insurance in an amount equal to the lesser of 100% of the full replacement cost of the building (without any deduction for depreciation) in which the boiler or similar vessel is located, or $2,000,000. In addition, Lender may require a rider to such policy to extend such coverage to electrical machinery and equipment, air conditioning, refrigeration, and mechanical objects.

                  (c) If the Property is in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount equal to 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation), and with a maximum permissible deductible equal to the lesser of $25,000 or 10% of the face value of the policy.

                  (d) Flood insurance if the Property is in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall be in an amount equal to 100% of the full replacement cost of the improvements on the Property (without any deduction for depreciation), and shall have a maximum permissible deductible of $3,000.

                  (e) Business interruption or rent loss insurance in an amount equal to the gross income or rentals from the Property for an indemnity period of eighteen months, such amount being adjusted annually.

                  (f) During any period of reconstruction, renovation or alteration of the Property in excess of 10% of the Note, a completed value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount satisfactory to Lender in Lender's sole discretion.

                  (g) Commercial General Liability insurance covering bodily injury and death in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with no deductible. If Lender permits such liability coverage to be written on a blanket basis, then such policy shall provide that the aggregate limit of insurance applies separately to the Property.

                  (h) If required by applicable state laws, worker's compensation or employer's liability insurance in accordance with such laws.

                  (i) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts provided that such coverage is available. Borrower shall obtain such coverage from a carrier which otherwise satisfies the rating criteria specified in this Section 5 (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage. If such coverage with respect to terrorist acts is available as aforesaid, Borrower shall obtain and maintain such coverage in an amount equal to 100% of the "Full Replacement Cost" of the Property.

                  (j) Such other insurance and endorsements, if any, as Lender may reasonably require from time to time, or which are required by the Loan Documents.

         Each carrier providing any insurance, or portion thereof, required by this Section shall be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best's Insurance Reports; provided, that, the liability insurance required under paragraph (g) of this Section shall be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "A+" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best's Insurance Reports. Borrower shall cause all insurance (except general public liability insurance) carried in accordance with this Section to be payable to Lender as a mortgagee and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Borrower, if any, to cause all such policies to be payable to Lender as Lender's interest may appear. All premiums on insurance policies shall be paid, in the manner provided under
Section 2 hereof, or in such other manner as Lender may designate in writing.

         All insurance policies and renewals thereof (i) shall be in a form acceptable to Lender, (ii) shall provide for a term of not less than one year,
(iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Lender 30 days prior written notice thereof, (iv) shall include a standard mortgagee clause in favor of and in form acceptable to Lender, (v) shall provide for claims to be made on an occurrence basis, except that boiler and machinery coverage may be made on an accident basis, and (vi) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the Property). All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss.

         Any blanket insurance policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate "stand-alone" policy insuring only the Property in compliance with the provisions of this Section 5.

         Lender shall have the right to hold the policies, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. Not less than five (5) days prior to the expiration date of any insurance policy required hereunder, a certificate of insurance evidencing the renewal of such policy, together with evidence satisfactory to Lender of payment in full of the annual premium therefor, shall be delivered by Borrower to Lender. Not more than forty-five (45) days after to the expiration date of any insurance policy required hereunder, Borrower shall deliver to Lender a renewal insurance policy in form satisfactory to Lender.

         If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give immediate written notice thereof to Lender and to the insurance carrier. If a Casualty covered by any of the policies of insurance (an "Insured Casualty") occurs where the loss does not exceed $1,000,000, provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds. In the event of an Insured Casualty where the loss equals or exceeds $1,000,000 (a "Significant Casualty"), Borrower may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing in which case Lender may settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, which settlement and adjustment shall be in Lender's sole and absolute discretion. The proceeds with respect to any Significant Casualty shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing insurance proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. Borrower further authorizes Lender, at Lender's option, (a) to hold the balance of such proceeds with respect to any Significant Casualty to be used to reimburse Borrower for the cost of reconstruction or repair of the Property or (b) subject to the immediately following paragraph, to apply such proceeds to the payment of the sums secured by this Instrument whether or not then due, in any order. The expenses incurred by Lender in the settlement, adjustment and collection of any insurance proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

         Lender shall not exercise Lender's option to apply insurance proceeds to the payment of the sums secured by this Instrument if all of the following conditions are met: (i) no Event of Default has occurred which is then continuing; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to the Pre-existing Condition (as hereinafter defined); (iii) Lender agrees in writing that the rental income of the Property, after restoration and repair of the Property to the Pre-existing Condition, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Property and maintain a Debt Service Coverage Ratio of at least 1.25 to 1.0; (iv) Lender determines that restoration and repair of the Property to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to the Property, but in no event later than six months prior to the Maturity Date; (v) less than 30 percent of the total floor area of the improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (vi) tenant leases for commercial or retail space at the Property in effect as of the date of the occurrence of such fire or other casualty remain in full force and effect during and after the completion of the restoration and repair of the Property, and Borrower furnishes to Lender evidence satisfactory to Lender that all commercial tenants at the Property shall continue to operate their respective businesses at the Property after completion of such restoration or repair, notwithstanding the occurrence of any such fire or other casualty; and
(vii) Lender is reasonably satisfied that the Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes (the "Pre-existing Condition"). If Lender elects to make the insurance proceeds available for the restoration and repair of the Property, Borrower agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as determined by Lender, exceeds the undisbursed insurance proceeds, Borrower shall, immediately upon demand by Lender, deposit the amount of such excess with Lender, and Lender shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds are disbursed.

         If the insurance proceeds are held by Lender to reimburse Borrower for the cost of restoration and repair of the Property, then Borrower shall restore the Property to the equivalent of its original condition or such other condition as Lender may approve in writing, and Borrower shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Lender may, at Lender's option, condition disbursement of said proceeds on Lender's approval of such plans and specifications of an architect satisfactory to Lender, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments; and satisfaction of liens as Lender may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by this Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments due under the Note, under
Section 2 hereof, or otherwise under the Loan Documents, or change the amounts of such installments. If the Property is sold at foreclosure or pursuant to power of sale or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         SECTION 6. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) shall provide for management of the Property by Acadia Realty Limited Partnership or Aberdeen Properties, Inc., or otherwise provide for professional third-party management of the Property by a commercial property manager with substantial experience in managing properties of the applicable kind, and otherwise satisfactory to Lender, pursuant to a contract approved by Lender in writing, unless such requirement shall be waived by Lender in writing,
(g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Lender. Neither Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

         SECTION 7. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not subdivide the Property or initiate or acquiesce in a change in the zoning classification of the Property without Lender's prior written consent.

         SECTION 8. PROTECTION OF LENDER'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, Lender, at Lender's option, may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender's interest, including, but not limited to, (i) disbursement of attorney's fees, (ii) entry upon the Property to make repairs,
(iii) procurement of satisfactory insurance as provided herein, (iv) the payment of any Taxes then due and payable, and (v) payment of any other amounts contemplated in any of the Loan Documents. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable upon demand and shall bear interest from the date of disbursement at the rate then applicable to principal under the Note unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Nothing contained in this Section or elsewhere in any of the Loan Documents shall require Lender to incur any expense or take any action hereunder.

         SECTION 9. INSPECTION. Lender may make or cause to be made reasonable entries upon and inspections of the Property including, but not limited to, Phase I and/or Phase II environmental audits and inspections.

         SECTION 10. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated herein, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

         Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower's annual financial statements prepared as a compilation (with a review) by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP or a federal income tax basis of accounting, in either case, consistently applied, and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may reasonably request. Notwithstanding the foregoing, Lender hereby approves of Berdon LLP as the aforementioned independent certified public accountant, provided, however, that Lender reserves the right to disapprove of Berdon LLP as the aforementioned independent certified public accountant (and to require a "big four" accounting firm or another independent certified public accountant reasonably acceptable to Lender) if in Lender's reasonable opinion, Berdon LLP is not preparing the requisite financial statements substantially in accordance with the provisions contained herein. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of commercial tenants, if any, occupying more than twenty percent of the rentable space of the Property, (2) a breakdown showing (a) the year in which each commercial Lease then in effect expires, and (b) the percentage of rentable space covered by such commercial Lease as stated in such Lease, and (z) shall be accompanied by an Officer's Certificate (as defined in Section 25 hereof) certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP or a federal income tax basis of accounting, in either case, consistently applied, and (2) whether there exists an Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

         On or before the 30th day after the end of each three-month fiscal quarter of Borrower (which may include months for which reports shall have been submitted under the prior sentence), Borrower shall deliver to Lender management prepared financial statements for such quarter. Each set of such financial statements (i) shall consist of an operating statement of income and expenses of the Property, (ii) shall be in form and detail reasonably satisfactory to Lender and (iii) shall be accompanied by an Officer's Certificate certifying that the applicable statements are true, complete, and accurate and do not omit to state any material information. All of such financial statements shall provide information for the applicable month or quarter and on a year-to-date basis (and at the end of the fourth quarter, for the year).

         Borrower shall furnish, together with the foregoing financial statements and at any other time upon Lender's request, a rent schedule for the Property, certified by Borrower, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable and the rent paid.

         In addition to the above delivery of financial statements and rent schedule, Borrower shall deliver to Lender updated versions of such financial statements at any other time upon Lender's request, including operating statements of income and expenses of the Property. Borrower shall also furnish to Lender, during any Cash Management Period, the Annual Budget in accordance with Section 28(h) of this Instrument. Further, Borrower shall provide to Lender, as soon as the same are available to Borrower, all financial statements and sales reports received from any tenant at the Property.

         SECTION 11. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation. If a Condemnation occurs where the award or payment in respect thereof (an "Award") does not exceed $250,000 or which results in the taking of 5% or less of the Property, provided no Event of Default has occurred and is continuing, Borrower may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, not to be unreasonably withheld or delayed; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the Award. In the event of a Condemnation where the Award is in excess of $250,000 or which results in the taking of more than 5% of the Property, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and, so long as no Event of Default is continuing, with Borrower's consent (which consent shall not be unreasonably withheld or delayed) to make any compromise, adjustment or settlement in connection with such Condemnation. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

         Borrower authorizes Lender to apply such Award, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option, to restoration or repair of the Property or to payment of the sums secured by this Instrument, whether or not then due, in the order determined by Lender, with the balance, if any, to Borrower. Unless Borrower and Lender otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly installments due hereunder or under any of the Loan Documents or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Lender may require.

         SECTION 12. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on Lender's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Lender pursuant to the terms of this Section shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Lender's option, for any such action if taken at Borrower's request.

         SECTION 13. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants Lender a security interest in said items. Borrower agrees that Lender may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided herein or in any of the Loan Documents, or pursuant to any applicable law as to such items. In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided herein or in any of the Loan Documents. For purposes of the Security Agreement and the fixture filing, the Borrower shall constitute the "Debtor" and shall have the address specified in the first paragraph of this Instrument and the Lender shall constitute the "Security Party" and shall have the address specified in the first paragraph of this Instrument.

         SECTION 14. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's obligations as landlord under all leases of the Property or any part thereof. Borrower will not lease any portion of the Property for any use contrary to the existing character of the Property except with the prior written approval of Lender. Borrower may execute or modify, without Lender's prior written consent, any lease of space at the Property now existing or hereafter made which affects (A) residential space at the Property or (B) less than 4,000 square feet of space at the Property and provided the term of such lease is less than five years (an "Exempt Lease") provided such lease:

                  (i) is on a standard lease form pre-approved by Lender;

                  (ii) is at a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) no less than the current actual rent or fair market rent then prevailing for similar properties and leases in the market area;

                  (iii) contains rent or other concessions which are legally required or are otherwise customary and reasonable for similar properties and leases in the market area;

                  (iv) represents a bona fide arm's length transaction;

                  (v) does not permit any use which would violate any provision of any existing lease or is otherwise inconsistent with the uses and quality of existing tenants;

                  (vi) is provided to Lender within ten days after execution;

                  (vii) as modified or amended does not become a lease which fails to satisfy the criteria for an Exempt Lease pursuant to this Section;

                  (viii) as modified or amended does not materially modify the financial terms of Borrower's standard form of lease or materially reduce the rights and remedies of the Borrower or Lender under said standard lease;

                  (ix) is subordinate by its terms to this Instrument provided that for commercial and retail tenants at the Property, Lender shall have agreed to provide such tenant with a non-disturbance agreement in form and substance reasonably acceptable to Lender; provides that the tenant thereunder is required to attorn to Lender, such attornment to be effective upon Lender's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of this Instrument or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to the Property; and that Lender may, at Lender's option, accept or reject such attornment.

         Borrower shall be required to obtain Lender's consent, which shall not be unreasonably withheld, for the creation of any lease and subleases at the Property other than an Exempt Lease. The request for approval of each such proposed lease shall be made to Lender in writing and Borrower shall furnish to Lender (and any loan servicer specified from time to time by Lender): (i) such biographical and financial information about the proposed tenant as Lender may reasonably require in conjunction with its review, (ii) a copy of the proposed form of lease, and (iii) a summary of the material terms of such proposed lease (including, without limitation, rental terms and the term of the proposed lease and any options). Lender's failure to approve or disapprove any such lease or sublease within ten (10) Business Days after Lender's receipt of such request shall be deemed to constitute Lender's approval thereof.

         As to all leases other than Exempt Leases, Borrower shall not, without the prior written consent of Lender (which shall not be unreasonably withheld),
(i) cancel, amend or modify any such lease, (ii) approve any assignment, sublease or underlease of any such lease, or (iii) cancel or modify any guaranty, or release any security deposit or letter of credit constituting security pertaining to any such lease. Lender's failure to approve or disapprove any of the matters described in the preceding sentence within ten (10) Business Days after Lender's receipt of such request shall be deemed to constitute Lender's approval thereof.

         Borrower shall promptly send Lender copies of any notices of default received from the tenant under any lease; and will enforce (short of terminating such lease) the performance by the tenant of the tenant's obligations under any lease.

         Except for security deposits, no lease, whether an Exempt Lease or otherwise, shall provide for payment of rent more than one month in advance, and Borrower shall not under any circumstances collect any such rent more than one month in advance.

         Borrower, at Lender's request, shall furnish Lender with executed copies of all leases hereafter made of all or any part of the Property, and all leases hereafter entered into (other than Exempt Leases) will be in form and substance subject to the approval of Lender. All leases of the Property or a separate agreement in recordable form and substance satisfactory to Lender shall specifically provide that such leases are subordinate to this Instrument; that the tenant attorns to Lender, such attornment to be effective upon Lender's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of this Instrument or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to the Property; and that Lender may, at Lender's option, accept or reject such attornment. Notwithstanding the foregoing, Lender agrees to enter into a non-disturbance agreement with any tenant of commercial or retail space at the Property, which agreement shall be in form and substance and on terms and conditions reasonably acceptable to Lender. Except as otherwise provided in this Section, Borrower shall not, without Lender's written consent, (1) execute, modify, surrender or terminate, either orally or in writing, any lease of commercial or retail space at the Property now existing or hereafter made of all or any part of the Property, (2) surrender or terminate, either orally or in writing, any lease of residential space at the Property (except in the exercise of Borrower's commercially reasonable judgment in connection with a tenant default under such lease of residential space), (3) permit an assignment or sublease of a lease, or (4) request or consent to the subordination of any lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) notify Lender thereof and of the amount of said set-offs, and
(iii) within ten days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

Upon Lender's request, Borrower shall absolutely assign to Lender, by written instrument satisfactory to Lender, all leases now existing or hereafter made of all or any part of the Property and all security deposits made by tenants in connection with such leases of the Property. Upon assignment by Borrower to Lender of any leases of the Property, Lender shall have all of the rights and powers possessed by Borrower prior to such assignment and Lender shall have the right to modify, extend or terminate such existing leases and to execute new leases, in Lender's sole discretion.

         SECTION 15. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER.

         (a) As used in this Section 15 and elsewhere in this Instrument, the following capitalized terms shall have the respective meanings set forth below:

                  (i) "Approved Control Party": James Cummings; provided, however, at the time in question (i) such Approved Control Party shall (1) be solvent, (2) have never been convicted of a felony, (3) have never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (4) have no outstanding judgments against him, and (ii) Lender shall have received a credit check and background investigation against such Approved Control Party reasonably acceptable to Lender.

                  (ii) "Control": with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

                  (iii) "Key Principals": Acadia Realty Limited Partnership, a Delaware limited partnership, and Acadia Realty Trust, a Maryland real estate investment trust.

                  (iv) "Permitted Encumbrances": (i) the liens created by the Loan Documents, (ii) all liens and other matters disclosed in Lender's title insurance policy, (iii) liens, if any, for Taxes not yet due and payable and not delinquent and (iv) any workers', mechanics' or other similar liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such lien and (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

                  (v) "Permitted Transfers": (i) a Lease entered into in accordance with the Loan Documents, (ii) a Permitted Encumbrance, (iii) a Transfer and Assumption, (iv) provided that no Event of Default shall then exist, (1) a Transfer of an interest in Borrower other than the general partnership interest held by the Managing Entity (as defined in Section 29 hereof), or (2) a Transfer of an interest in the Managing Entity to any Person, in either case, provided that (A) such Transfer shall not (x) cause the transferee (other than any Key Principal, Approved Control Party or any Person Controlled by Approved Control Party), together with its Affiliates, to acquire Control of Borrower or the Managing Entity or to increase its direct or indirect interest in Borrower or in the Managing Entity to an amount which equals or exceeds 49% or (y) result in Borrower or the Managing Entity no longer being Controlled by any Key Principal, Approved Control Party or any Person Controlled by Approved Control Party, (B) after giving effect to such Transfer, Key Principals (in the aggregate), Approved Control Party or any Person Controlled by Approved Control Party shall continue to own at least 51% of all equity interests (direct or indirect) in Borrower, (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer, (D) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements and (E) in the event that the transferee is Approved Control Party or any Person Controlled by Approved Control Party, Approved Control Party, as replacement guarantor, shall execute and deliver to Lender a replacement guaranty of recourse obligations in favor of Lender on the same form as the Guaranty, provided that such replacement guaranty shall require Approved Control Party to maintain a minimum Net Worth (as such term is defined in the Guaranty) in excess of $5,000,000 until all of the Guaranteed Obligations (as such term is defined in the Guaranty) have been paid in full, after the execution and delivery of which replacement guaranty, the then current Guarantor shall be released from all liabilities and obligations under the Guaranty, (v) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower or Managing Entity that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day to day operations of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 20 days after the date of such Transfer, (C) the legal and financial structure of Borrower and Managing Entity, and the single purpose nature and bankruptcy remoteness of Borrower and Managing Entity after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements,
(D) if any such Transfer would result in a change of Control of Borrower or Managing Entity and occurs prior to the occurrence of a Secondary Market Transaction, such Transfer is approved by Lender in writing within 30 Business Days after any such Transfer, and (E) if any such Transfer would result in a change of Control of Borrower or Managing Entity and occurs after the occurrence of a Secondary Market Transaction, Borrower, at Borrower's sole cost and expense, shall, within 30 Business Days after any such Transfer, (a) deliver (or cause to be delivered) if required by Lender or any Rating Agency (x) a Rating Comfort Letter to Lender, and (y) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies, (b) obtain the prior written consent of Lender which shall not be unreasonably withheld and
(c) reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer, or (vi) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower or Managing Entity to any Person (other than any Key Principal, Approved Control Party or any Person Controlled by Approved Control Party) (the "New Sponsor"), pursuant to which, after giving effect to such Transfer, the New Sponsor, together with its Affiliates, acquires Control of Borrower or the Managing Entity or holds a direct or indirect interest in Borrower or in Managing Entity in an amount equaling or exceeding 49% provided that (A) Lender consents to such Transfer, which consent shall not be unreasonably withheld, (B) Borrower delivers to Lender evidence reasonably satisfactory to Lender showing that, after giving effect to such Transfer, Borrower and Managing Entity remain in full compliance with Section 29 hereof, as the provisions thereof may be modified by Lender taking into account the ownership structure of New Sponsor and its Affiliates,
(C) if the Loan (as defined in Section 32(e) hereof), by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies,
(D) if the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of such Transfer to New Sponsor, (E) the identity, experience, and financial condition of the New Sponsor shall be satisfactory to Lender in its reasonable discretion,
(F) a replacement guarantor(s) (the identity, experience and financial condition of which shall be satisfactory to Lender in its reasonable discretion) shall execute and deliver to Lender any and all documents reasonably required by Lender, in form and substance reasonably required by Lender, in Lender's sole discretion, after which Guarantor shall be released from all liabilities and obligations under the Guaranty, and (G) counsel to New Sponsor and replacement guarantor(s) shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan.

                  (vi) "Person": any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  (vii) "Rating Agency": each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), and Fitch IBCA Duff & Phelps ("Fitch") or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

                  (viii) "Rating Comfort Letter": a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

                  (ix) "Secondary Market Transaction": any of (i) the sale, assignment, or other transfer of all or any portion of the loan evidenced by the Note and this Instrument or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the loan evidenced by the Note and this Instrument or Loan Documents to one or more investors, or (iii) the transfer or deposit of all or any portion of the loan evidenced by the Note and this Instrument or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom.

                  (x) "Transfer": any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in Borrower (including any profit interest), or (iii) any direct or indirect interest in the Managing Entity.

                  (xi) "Transfer and Assumption": is defined in paragraph (c) of this Section 15.

         (b) Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

         (c) Notwithstanding the foregoing, Borrower shall have a one-time right to Transfer the Property to another party (the "Transferee Borrower") and have the Transferee Borrower assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "Transfer and Assumption"). Borrower may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in subparagraphs (i) and (ii) of this paragraph (c). Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

                  (i) Lender's consent, which may be withheld in Lender's reasonable discretion, to a Transfer and Assumption shall be subject to the following conditions:

                           (1) No Event of Default has occurred and is continuing;

                           (2) Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind reasonably requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

                           (3) Evidence reasonably satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with
         Section 29 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

                           (4) If the Loan (as defined in Section 32(e) hereof), by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

                           (5) If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

                           (6) Borrower shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount reasonably requested by Lender as a deposit against Lender's costs and expenses in connection with effecting the Transfer and Assumption;

                           (7) Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (ii) below; and

                           (8) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender in its reasonable discretion.

                  (ii) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

                           (1) Borrower shall deliver to Lender an assumption fee in the amount of 1.00% of the then unpaid Principal;

                           (2) Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents reasonably required by Lender, in form and substance reasonably required by Lender, in Lender's sole discretion;

                           (3) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

                           (4) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to Lender's title insurance policy in form and substance acceptable to Lender, in Lender's reasonable discretion (the "Endorsement"); and

                           (5) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

         SECTION 16. FURTHER ENCUMBRANCES. Except only for the liens and security interests in favor of Lender under this Instrument and the other Loan Documents, without Lender's prior written consent, which Lender may withhold in its sole discretion, Borrower shall not execute, cause, allow or suffer any mortgage, deed of trust, deed to secure debt, assignment of leases or rents, statutory lien, mechanic's lien or other similar involuntary lien (with respect to any such statutory lien, mechanic's lien or other similar involuntary lien, unless such lien is bonded or discharged within 30 days after Borrower first receives notice of such lien), irrespective of its priority, to encumber all or any portion of the Property or the leases, rents or profits thereof, or any interest in any of the foregoing.

         SECTION 17. GENERAL INDEMNITY. In addition to any other indemnification obligation set forth elsewhere in the Loan Documents, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Lender and its shareholders, directors, officers, agents, employees, contractors, attorneys, servicers, and successors and assigns (the "Indemnified Parties") from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Instrument or any of the Loan Documents, or ownership of the Property or any interest therein, or demand for or receipt of any Rents; (b) any amendment to, or restructuring of, any of the Loan Documents or the obligations evidenced or secured thereby; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of any of the Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of any of the Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Instrument is made; (i) any failure of the Property to be in compliance with any applicable laws; (j) the enforcement by any Indemnified Party of the provisions of this Section; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note; or (m) any misrepresentation made by Borrower in any of the Loan Documents. Any amounts payable to any Indemnified Party by reason of the application of this Section shall become immediately due and payable upon demand and shall bear interest at rate then applicable to principal outstanding under the Note.

         SECTION 18. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION. As part of the consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all the rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Lender or Lender's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Borrower of an Event of Default, Borrower shall collect and receive all rents and revenues of the Property as trustee for the benefit of Lender and Borrower, to apply the rents and revenues so collected to the sums secured by this Instrument in any order determined by Lender, so long as no such Event of Default has occurred, to the account of Borrower, it being intended by Borrower and Lender that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon delivery of written notice by Lender to Borrower of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all rents and revenues of the Property as specified in this Section as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately upon delivery of such notice and during the continuance of such Event(s) of Default be held by Borrower as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Borrower of such Event(s) of Default shall contain a statement that Lender exercises its rights to such rents. Borrower agrees that commencing upon delivery of such written notice of Borrower's breach by Lender to Borrower, each tenant of the Property shall make such rents payable to and pay such rents to Lender or Lender's agents on Lender's written demand to any tenant therefor, delivered to such tenant personally, by mail or by delivering such demand to the tenant at its location in the Property, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower. Borrower hereby covenants that Borrower has not executed any prior assignment of said rents, that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under this Section, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any of the rents of the Property for more than one month prior to the due dates of such rents. Borrower covenants that Borrower will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such rents. Borrower further covenants that Borrower will execute and deliver to Lender such further assignments of rents and revenues of the Property as Lender may from time to time request.

         Upon an Event of Default, or upon Borrower's breach of any material covenant of Borrower as landlord or lessor under any lease beyond applicable notice and cure periods, Lender shall be entitled to the appointment of a receiver for the Property, without notice to Borrower or any other person or entity and Lender may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents and revenues of the Property, the enforcement or fulfillment of any terms, condition or provision of any lease, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Instrument. In the event Lender elects to seek the appointment of a receiver for the Property upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, Borrower hereby expressly consents to the appointment of such receiver. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

         All rents and revenues collected subsequent to delivery of written notice by Lender to Borrower that an Event of Default has occurred and during the continuance of such Event of Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, Taxes, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Property and then to the sums secured by this Instrument. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Other than for Lender's gross negligence or willful misconduct under this Section, Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Lender under this Section.

         If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Lender for such purposes shall become indebtedness of Borrower to Lender secured by this Instrument pursuant to Section 8 hereof. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

         Any entering upon and taking and maintaining of control of the Property by Lender or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein. This assignment of rents of the Property shall terminate at such time as this Instrument ceases to secure indebtedness held by Lender.

         SECTION 19. DEFAULTS; ACCELERATION; REMEDIES.

         Each of the following shall constitute an "Event of Default" under this
Instrument:

                  (a) Any failure of Borrower to pay any money as and when due under the Note or under any of the other Loan Documents;

                  (b) Any breach of Sections 5, 15, 16, or 29 of this Instrument, or the Environmental Indemnity Agreement;

                  (c) Other than as specified in items (a) or (b) above, any breach of any covenant, representation, warranty, or other obligation of Borrower or any guarantor or indemnitor under the Note, this Instrument, or any of the other Loan Documents, which breach is not completely cured on or before the 30th day after notice of the same from Lender to Borrower; provided however that if the default is capable of cure but with diligence cannot be cured within such period of 30 days, and if Borrower shall have given Lender evidence satisfactory to Lender that Borrower has commenced the cure within 10 days after the first notice of default and at all times after such commencement has pursued such cure diligently, then such period shall be extended for so long as is reasonably necessary, but in no event beyond the 60th day after the original notice of default.

         If Lender shall have the right to exercise any of its remedies by reason of any default as to which there is no grace period or by reason of expiration of any grace period without cure of any applicable default, then there shall be no requirement of notice and time to cure for any other or subsequent default.

         Upon the occurrence and during the continuance of any Event of Default, Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable without further demand, and may exercise any and all remedies permitted hereunder, under any of the Loan Documents, or pursuant to applicable law. Without limitation of the foregoing, Lender may invoke the power of sale granted herein. Borrower acknowledges that the power of sale herein granted may be exercised by Lender without prior judicial hearing. Borrower has the right to bring an action to assert the non-existence of a breach or any other defense of Borrower to acceleration and sale. Lender shall be entitled to collect from Borrower all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorney's fees and costs of environmental reports, appraisals, documentary evidence, abstracts, and title reports.

         Any deed delivered to the purchaser at any sale pursuant hereto may be without any covenant or warranty, expressed or implied. The recitals in the deed shall be prima facie evidence of the truth of the statements made therein. The proceeds of the sale shall be applied in the following order: (a) to all costs and expenses of the sale, including, but not limited to, fees for any foreclosure services, attorney's fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Lender, in Lender's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

         SECTION 20. ACCELERATION IN CASE OF BORROWER'S INSOLVENCY.

         If Borrower shall voluntarily file a petition under Title 11 of the U.S. Code (the "Act"), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower shall fail to obtain a vacation of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower, within 120 days of the filing of such involuntary proceeding, or if Borrower shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Borrower or Borrower's property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Borrower shall make an assignment for the benefit of Borrower's creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within 10 days, then Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable without prior notice to Borrower, and Lender may invoke any remedies permitted or provided for herein or in any of the Loan Documents or pursuant to applicable law. Any attorney's fees and other expenses incurred by Lender in connection with Borrower's bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Instrument pursuant to
Section 8 hereof.

         SECTION 21. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         SECTION 22. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

         SECTION 23. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interest in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         SECTION 24. RELEASE. Upon payment of all sums secured by this Instrument, Lender shall release this Instrument. Borrower shall pay Lender $100 for the release of this Instrument.

         SECTION 25. CASH MANAGEMENT ARRANGEMENTS.

                  (a) As used in this Section 25 and elsewhere in this Instrument and the other Loan Documents, the following capitalized terms shall have the respective meanings set forth below:

                  Alternative Escrow Amount: on the date hereof, an amount equal to $6,500, which represents an amount estimated by Lender as being necessary for at least one quarterly payment of insurance premiums that Lender estimates will be payable for the purchase of a separate "stand-alone" policy providing the coverage afforded by the insurance policies required under this Instrument upon the expiration thereof. The Alternative Escrow Amount is subject to change from time to time based upon any actual increases, as determined by Lender in its reasonable discretion, after the date hereof in the amount of such insurance premiums.

                  "Approved Capital Expenses": Capital Expenses incurred by Borrower; provided, that, during a Cash Management Period, such Capital Expenses shall either be (i) included in the Approved Capital Budget (as defined in Section 28(h) hereof) for the current calendar month or (ii) approved by Lender.

                  "Approved Leasing Expenses": actual out-of-pocket expenses incurred by Borrower and payable to third parties (including Affiliates of Borrower or Guarantor, provided that, such expenses payable to Affiliates of Borrower or Guarantor shall satisfy the conditions set forth below) in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

                  "Approved Operating Expenses": during a Cash Management Period, operating expenses incurred by Borrower which (i) are included in the Approved Operating Budget (as defined in Section 28(h) hereof) for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender.

                  "Available Cash": as of each Payment Date during the continuance of Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (v) of paragraph (l) of this Section 25.

                  "Business Day": any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

                  "Calculation Date":  the last day of each calendar quarter.

                  "Cash Management Period": shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Maturity Date, (ii) an Event of Default, (iii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.00:1, or (iv) the commencement of a Rollover Sweep Period; and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Maturity Date has not occurred and (A) with respect for the matters described in clause (ii) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause
(iii) above, Lender has determined that the Property has achieved a Debt Service Coverage Ratio of at least 1.00:1 for two consecutive Calculation Dates or (C) with respect to the matter described in clause (iv) above, the subject Rollover Sweep Period has ended.

                  "Clearing Account": the account maintained by Borrower at the Clearing Bank as more fully described in the Clearing Account Agreement.

                  "Debt": the unpaid Principal, all interest accrued and unpaid thereon, any Prepayment Consideration (as defined in the Note) and all other sums due to Lender in respect of the loan evidenced by the Note and this Instrument or under any Loan Document.

                  "Debt Service": with respect to any particular period, the scheduled principal and interest payments due under the Note in such period.

                  "Debt Service Coverage Ratio": as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

                  "Default Rate": the rate of five percent per annum in excess of the rate provided in the first paragraph of the Note, or, if such increased rate of interest may not be collected from Borrower under applicable law, then at the maximum increased rate of interest which may be collected from Borrower under applicable law, if either (a) any installment under the Note or any other amount owing thereunder or under any of the other Loan Documents is not received by the holder hereof within five calendar days after the same is due, or (b) any other Event of Default occurs, in each case, only while such installment remains past due or such other Event of Default remains uncured.

                  "Deposit Account": an Eligible Account at the Deposit Bank controlled by Lender.

                  "Deposit Bank": Wachovia Bank, National Association, or such other bank or depository selected by Lender in its discretion.

                  "Eligible Institution": a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

                  "Interest Period": (i) the period from the date hereof through the first day thereafter that is the last day of a calendar month and (ii) each period thereafter from the 1st day of each calendar month through the last day of each such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

                  "Governmental Authority": any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

                  "Legal Requirements": statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

                  "Net Operating Income": for any period, the underwritten net cash flow of the Property determined by Lender in its sole and absolute discretion in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies (including adjustments for market vacancy, bankrupt tenants, leasing costs and capital items).

                  "Officer's Certificate": a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the Managing Entity.

                  "Payment Date": the 1st day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with the terms and conditions of the Note, the New Payment Date (as defined in the Note) (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be July 1, 2003.

                  "Permitted Investments": any investment suitable for the investment of escrows and reserves established under mortgage loans included in a Securitization in which some or all of the certificates issued are rated "AAA" (or the equivalent rating) by the Rating Agencies, as the standards therefor are established from time to time, or such investments which are otherwise reasonably acceptable to Lender. If the Loan is subject to a Securitization, then the Rating Agencies referred to immediately above shall be the Rating Agencies that have rated the securities issued in such Securitization.

                  "Rents": all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

                  "Rollover Sweep Event": if any commercial tenant at the Property (A) shall discontinue its business at its premises (i.e., "goes dark") or give notice that it intends to discontinue its business or (B) is the subject of a bankruptcy or insolvency proceeding (and the subject lease has not been affirmed or assumed and assigned).

                  "Rollover Sweep Period": shall commence upon the occurrence of a Rollover Sweep Event, and shall end upon the earlier to occur of (A) such time as the aggregate amount deposited into the Rollover Reserve Subaccount pursuant to paragraph (f) of this Section 25 equals or exceeds an amount equal to $25.00 multiplied by the aggregate square feet of space demised under the Lease which was the subject of the Rollover Sweep Event or (B) if the portion of the Property which was the subject of the Rollover Sweep Event has been leased to a new tenant pursuant to a Lease entered into in accordance with the provisions of this Instrument (1) the receipt by Lender of evidence reasonably satisfactory to Lender that all Approved Leasing Expenses in connection therewith have been paid in full and (2) the receipt by Lender of an estoppel certificate from such new tenant in which such new tenant certifies that the Lease is in full force and effect, all conditions precedent to the commencement of rent under such Lease have been satisfied, such new tenant has accepted delivery of the demised premises and the payment of rent under such Lease has commenced. Notwithstanding the foregoing, if any Rollover Sweep Period is triggered by the occurrence of an event described in clause (B) of the definition of Rollover Sweep Event, such Rollover Sweep Period shall also end upon the assumption of the applicable lease by the tenant thereunder pursuant to Section 365 of the Bankruptcy Code.

                  (b) Cash Management Arrangements. Borrower shall cause all Rents to be transmitted directly by non-residential tenants of the Property into a trust account (the "Clearing Account") maintained by Borrower at a local bank selected by Borrower, which shall at all times be an Eligible Institution (the "Clearing Bank") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by Borrower or Manager shall be deposited into the Clearing Account within one Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account (as defined in the Deposit Account Agreement) at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Instrument. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

                  (c) Intentionally Deleted.

                  (d) Taxes and Insurance.

                           (i) Borrower shall pay to Lender on each Payment Date
(1) one-twelfth of the yearly Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (2) one-twelfth of the insurance premiums that Lender estimates will be payable for the renewal of a separate "stand-alone" policy providing the coverage afforded by the insurance policies required under this Instrument upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the insurance policies. Such amounts will be transferred by Lender to a Subaccount (the "Tax and Insurance Subaccount"). Provided that no Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes required to be made by Borrower pursuant to this Instrument, provided that Borrower has promptly supplied Lender with notices of all Taxes due, or (b) reimburse Borrower for payments of (x) Taxes and (y) insurance premiums paid in connection with the purchase of a separate "stand-alone" policy providing the coverage afforded by the insurance policies required under this Instrument upon the expiration thereof, in each case, due upon presentation of evidence acceptable to Lender of such payment by Borrower; subject, however, to Borrower's right to contest Taxes in accordance with this Instrument. In making any payment or reimbursement relating to Taxes and insurance premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to taxes) or insurer or agent (with respect to insurance premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or insurance premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

                           (ii) Alternative Escrow.

                                    (1) Notwithstanding anything to the contrary
                  contained in paragraph (i) above, in lieu of the requirements set forth therein with respect to Borrower's obligations to make monthly deposits on account of insurance premiums into the Tax and Insurance Escrow Fund, Borrower has deposited with Lender on the date hereof an amount equal to the Alternative Escrow Amount, which amount has been transferred by Lender into a Subaccount (the"Alternative Escrow Subaccount"). From time to time, upon Lender's request, Borrower shall deposit such additional funds into the Alternative Escrow Subaccount to reflect any actual increases, as determined by Lender in its reasonable discretion, after the date hereof in the amount of such insurance premiums.

                                    (2) At all times that the Alternative Escrow
                  Subaccount is being held by Lender, then, notwithstanding anything to the contrary contained elsewhere in this Instrument, Borrower shall pay (or cause to be paid) such insurance premiums as the same become due and payable, and
                  (ii) upon reasonable request, promptly furnish to Lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to Lender.

                                    (3) Upon any non-payment of such insurance
                  premiums, Lender shall have the right to withdraw funds from the Alternative Escrow Subaccount for the purpose of making such required payments on behalf of Borrower.

                                    (4) Notwithstanding the above, Borrower's
                  obligations to make the payments required under Section 25(d)(i)(2) shall immediately resume and shall continue until the end of the Term in the event that (i) all or any portion of the Alternative Escrow Subaccount is applied in accordance with subparagraph (3) above, (ii) Borrower fails to deposit additional funds into the Alternative Escrow Subaccount in accordance with the last sentence of subparagraph (1) above within 5 days of demand or (iii) Borrower purchases a separate "stand-alone" policy providing the coverage afforded by the insurance policies required under this Instrument upon the expiration thereof.

                  (e) Capital Expense Reserves. Borrower shall pay to Lender on each Payment Date an amount initially equal to the sum of (i) one-twelfth of the product obtained by multiplying $250 by the number of residential units at the Property and (ii) one-twelfth of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of commercial space in the Property. Lender will transfer such amounts into a Subaccount (the "Capital Reserve Subaccount"). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrower for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) for any such disbursement of more than $25,000, at Lender's option (which option shall be exercised in Lender's reasonable judgment), a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (C) such other evidence as Lender shall reasonably request that the Approved Capital Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.

                  (f) Rollover Reserves. If a Rollover Sweep Period has commenced, and no other Cash Management Period is then continuing, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Rollover Sweep Period, all Available Cash shall be paid to Lender. Lender will transfer such amounts into a Subaccount (the "Rollover Reserve Subaccount"). Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all payments received from tenants in connection with the early termination or cancellation of any Leases, including fees, penalties and commissions. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense;
(ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Provided that no Event of Default has occurred and is continuing, the remaining funds in the Rollover Reserve Subaccount (to the extent not drawn upon pursuant to this Section 25(f)) allocable to any specific portion of the commercial space at the Property which is the subject of the Rollover Sweep Event will be disbursed to Borrower within 10 days after written request therefor, provided that Borrower has delivered (i) evidence reasonably satisfactory to Lender that (y) such commercial space has been re-let pursuant to Leases entered into in accordance with this Instrument and (z) all Approved Leasing Expenses which have been incurred or which Lender anticipates will be incurred with respect to such space have been paid in full and (ii) an estoppel certificate from the applicable tenant occupying such portion of the commercial space at the Property in a form reasonably satisfactory to Lender pursuant to which such tenant certifies to Lender that (1) such tenant has taken occupancy of its demised premises, (2) all of the conditions precedent to such tenant's obligation to commence the payment of rent under its Lease have been satisfied (including Borrower's contribution to the cost of any tenant improvement work) and (3) such tenant has commenced the payment of rent under its Lease.

                  (g) Operating Expense Subaccount. During a Cash Management Period, Borrower shall pay to Lender on or before each Payment Date the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, which amounts shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the "Operating Expense Subaccount"). Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, within 15 days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and
(4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

                  (h) Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all insurance proceeds or Awards due to any Casualty or Condemnation which Borrower is required to deposit with Lender to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount") in accordance with the provisions of Sections 5 and 11. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Sections 5 and 11.

                  (i) Security Deposits. Borrower shall keep all security deposits under Leases at a separately designated account under Borrower's control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of Borrower (such account, the "Security Deposit Account"). Upon the occurrence and during the continuance of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

                  (j) Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "Cash Collateral Subaccount") as cash collateral for Borrower's obligations under the Loan Documents. At Lender's option, any funds that have been deposited into the Cash Collateral Subaccount may be transferred by Lender into the Rollover Reserve Subaccount, to be applied and disbursed in accordance with the provisions of Section 25(f) hereof. Any funds in the Cash Collateral Subaccount Account and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time whether or not an Event of Default has occurred and is continuing, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to Borrower's obligations under the Loan Documents, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with Prepayment Consideration (as defined in the Note) applicable thereto).

                  (k) Grant of Security Interest; Application of Funds. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Instrument (collectively, the "Cash Management Accounts"). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Clearing Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Instrument is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Instrument or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower's obligations under the Loan Documents, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

                  (l) Property Cash Flow Allocation.

                           (i) During any Cash Management Period, all Rents
deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under paragraph (d) of this Section 25; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the principal and interest due under the Note on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this paragraph (l) of this Section 25, then due to Lender under the Loan Documents); (iv) Fourth, to make payments into the Capital Reserve Subaccount as required under paragraph (e) of this Section 25; (v) Fifth, to make payments for Approved Operating Expenses as required under paragraph (g) of this Section 25; (vi) Sixth, during the continuance of a Rollover Sweep Period (and if no other Cash Management Period is then continuing) to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Rollover Reserve Subaccount as required under paragraph (f) of this Section 25; and (vii) Lastly, during the continuance of a Cash Management Period described in clauses (i), (ii) or (iii) of the defined term "Cash Management Period", to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with paragraph (j) of this Section 25. Upon the termination of any Cash Management Period, provided no Event of Default is then continuing, any funds in the Operating Expense Subaccount and not previously disbursed or applied shall be fully disbursed to Borrower.

                           (ii) The failure of Borrower to make all of the
payments required under clauses (i) through (vii) of paragraph (i) above in full on each Payment Date shall constitute an Event of Default under this Instrument; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

Notwithstanding anything to the contrary contained in this Section 25, after the occurrence and during the continuance of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

         SECTION 26. NONRECOURSE LOAN. Subject to the provisions of this Section, and notwithstanding any provision of the Loan Documents other than this Section, the personal liability of Borrower, and of any general partner of Borrower, to pay the principal of and interest on the debt evidenced by the Note and any other agreement evidencing Borrower's obligations under the Note shall be limited to (a) the Collateral, (b) the personal property described in and pledged under any Loan Document other than this Instrument, and (c) the rents, profits, issues, products and income of the Property, including any received or collected by or on behalf of Borrower after an Event of Default.

         Except as provided in this Section, Lender shall not seek (a) any judgment for a deficiency against Borrower, any general partner or member of Borrower, or Borrower's successors or assigns, in any action to enforce any right or remedy under the Note, this Instrument or the other Loan Documents, or
(b) any judgment on the Note except as may be necessary in any action brought under the Instrument to enforce the lien against the Property or any other Collateral.

         Notwithstanding the foregoing, Borrower and any general partner of Borrower shall be fully and personally liable for payment and performance of all obligations set forth in the Loan Documents, including the payment of all principal, interest, and other amounts under the Note, in the event of (i) the occurrence of an uncured default under Sections 15, 16 or 29 of this Instrument, or (ii) the occurrence of any condition or event described in Section 20 (except that in the event of involuntary proceedings described therein, neither Borrower nor any general partner of Borrower shall be fully and personally liable under this Section 26 unless either Borrower or any general partner of Borrower or any Person owning an interest (directly or indirectly) in Borrower or any general partner of Borrower consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such event or fails to contest such event).

         Further, Borrower and any general partner of Borrower shall be personally liable in the amount of any loss, damage or cost resulting from (a) fraud or intentional misrepresentation by Borrower in connection with obtaining the loan evidenced by the Note, (b) insurance proceeds, condemnation awards, or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments), (c) all rents, profits, issues, products and income of the Property received or collected by or on behalf of Borrower after and during an Event of Default and not applied to payment of principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums), (d) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party, or
(e) Borrower's failure to pay transfer fees and charges due Lender under the Loan Documents in connection with any subordinate financing or any transfer of all or any part of the Property, or any interest therein, from Borrower to Borrower's transferee, or transfer of any beneficial interest in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, limited liability company, trust or other legal entity) other than a Permitted Transfer, or (f) failure by Borrower, any general partner of Borrower, or any indemnitor or guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity Agreement or otherwise pertaining to environmental matters, or (g) in the event Lender has waived (or Borrower has failed to pay) the monthly collection for real and personal property taxes, assessments, insurance premiums, or ground rents, then failure by Borrower to pay any or all such taxes, assessments, premiums and rents, or (h) in the event that Lender has waived (or Borrower has not complied with) the requirement for third party property management, then any management fee taken by Borrower or any principal or affiliate of Borrower after an Event of Default, or (i) breach of any of Sections 15, 16 or 29 of this Instrument, or (j) the occurrence of any condition or event described in Section 20 (except that in the event of involuntary proceedings described therein, neither Borrower nor any general partner of Borrower shall be fully and personally liable under this Section 26 unless either Borrower or any general partner of Borrower or any Person owning an interest (directly or indirectly) in Borrower or any general partner of Borrower consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such event or fails to contest such event).

         No provision of this Section shall (i) affect the enforcement of the Environmental Indemnity Agreement or any guaranty or similar agreement executed in connection with the debt evidenced by the Note, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of this Instrument, (iv) impair the rights of Lender to enforce any provisions of this Instrument, (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against Borrower to the extent necessary to obtain any amount for which Borrower may be liable in accordance with this Section.

         SECTION 27. REPRESENTATIONS OF BORROWER. The Borrower hereby represents and warrants to Lender the following:

                  (a) Organization. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Connecticut. There are no proceedings or actions pending, threatened or contemplated for the liquidation, termination or dissolution of Borrower.

                  (b) Rent Roll. Borrower has delivered to Lender a certified rent roll (the "Rent Roll"), a copy of which is attached hereto as Schedule 1, which constitutes a true, correct, and complete list of each and every lease affecting the Property (for each commercial tenant, together with all extensions and amendments thereof) (the "Existing Leases"); Borrower has delivered to Lender a true, correct, and complete copy of each of the Existing Leases which are entered into by commercial or retail tenants; and there are no other leases, assignments, modifications, extensions, renewals, or other agreements of any kind whatsoever (written or oral) outstanding with respect to the leases or the Property.

                  (c) Leases. Unless otherwise specified in the Rent Roll:

                           (i) the Existing Leases are in full force and effect;

                           (ii) Borrower has not given any notice of default to
any tenant under an Existing Lease (an "Existing Tenant") which remains uncured;

                           (iii) no Existing Tenant has any set off, claim or
defense to the enforcement of any Existing Lease;

                           (iv) no Existing Tenant is in arrears in the payment
of rent for more than 30 days, additional rent or any other charges whatsoever due under any Existing Lease; or, to the knowledge of Borrower, is materially in default in the performance of any other obligations of such Existing Tenant under the applicable Existing Lease; and

                           (v) Borrower has completed all work or alterations
required of the landlord or lessor under each Existing Lease; and all of the other obligations of landlord or lessor under the Existing Leases have been performed.

                  (d) Rents. The Rent Roll truly and completely discloses all annual and monthly rents payable by all Existing Tenants, including all percentage rents, if any, expiration dates of the Existing Leases, and the amount of security deposit being held by Borrower under each Existing Lease, if any; and Borrower has not granted any Existing Tenant any rent concessions (whether in form of cash contributions, work agreements, assumption of an Existing Tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll.

                  (e) Lease Issues. There are no legal proceedings commenced (or, to the best of the knowledge of the Borrower, threatened) against Borrower by any Existing Tenant; no rental in excess of one month's rent has been prepaid under any of the Existing Leases; each of the Leases is valid and binding on the parties thereto in accordance with its terms; and the execution of this Instrument and the other Loan Documents will not constitute an event of default under any of the Existing Leases.

                  (f) Security Deposits. Borrower currently holds the security deposits (if any) specified in the Existing Leases and has not given any credit, refund, or set off against such security deposits to any person.

                  (g) Intentionally Deleted.

                  (h) No Undisclosed Tenants. Except for Borrower, there are no persons or entities occupying space in the Property as tenants other than the persons or entities specifically named in the Existing Leases.

                  (i) Title. Except as specifically listed in the schedule of exceptions to coverage in the title policy insuring Lender's interest in the Property, Borrower is now in possession of the Property; Borrower's possession of the Property is peaceable and undisturbed; Borrower does not know any facts by reason of which any claim to the Property, or any part thereof, might arise or be set up adverse to Borrower; and the Property is free and clear of (i) any lien for Taxes (except real property taxes not yet due and payable for the calendar year in which this Instrument is being executed), and (ii) any easements, rights-of-way, restrictions, encumbrances, liens or other exceptions to title by mortgage, decree, judgment, agreement, instrument, or, to the knowledge of Borrower, proceeding in any court. The Permitted Encumbrances (as defined in Section 15 hereof) do not materially and adversely affect the value, operation or use of the Property, or Borrower's ability to repay the Loan. This Instrument when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower's interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

                  (j) Liens. All charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of the Property or any portion thereof have been paid in full, and no unreleased affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic's lien or other appropriate records in the county in which the Property is located.

                  (k) Compliance with Law. The Property and the current and contemplated uses of the Property are in compliance with all applicable federal, state and municipal laws, rules, regulations and ordinances, applicable restrictions, zoning ordinances, building codes and regulations, building lines and easements, including, without limitation, federal and state environmental protection law and the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, and any statute, rule, regulation, ordinance, or order of governmental bodies or regulatory agencies, or any order or decree of any court adopted or enacted with respect thereto; no governmental authority having jurisdiction over any aspect of the Property has made a claim or determination that there is any such violation; the Property is not included in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, as an area having special flood hazards; and all permits, licenses and the like which are necessary for the operation of the Property have been issued and are in full force and effect.

                  (l) Adverse Changes; Full and Accurate Disclosure. There have been no material adverse changes, financial or otherwise, in the condition of Borrower from that disclosed to Lender in the loan application submitted to Lender by Borrower, or in any supporting data submitted in connection with the Loan, and all of the information contained therein was true and correct when submitted and is now substantially and materially true and correct on the date hereof. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP or federal income tax basis of accounting, in either case, consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Instrument. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

                  (m) Claims, Litigation. There is no claim, litigation or condemnation proceeding pending, or, to the knowledge of the Borrower, threatened, against the Property or Borrower, which would be likely to have a material adverse affect on the Property or Borrower's ability to perform its obligations in the connection with the Loan.

                  (n) Single Purpose. Borrower does not own any real property or assets other than the Property and does not operate any business other than the management and operation of the Property.

                  (o) Bankruptcy. No proceedings in bankruptcy or insolvency has ever been instituted by or against Borrower or any affiliate thereof, and no such proceeding is now pending or contemplated.

                  (p) Solvency. Borrower is, and if there are any general partners or members of Borrower, such partners or members are, solvent pursuant to the laws of the United States, as reflected by the entries in Borrower's books and records and as reflected by the actual facts.

                  (q) Enforceability of Loan Documents. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of the Note, this Instrument or any other Loan Document. Neither Borrower nor any guarantor or indemnitor has any defense or offset to the enforcement of any Loan Document, or any claim against Lender. Neither Borrower nor any guarantor or indemnitor has any right whatsoever against Lender other than the express contractual obligations of Lender set forth in the Loan Documents. Any rights or claims contrary to this provision, whether known or unknown, are hereby expressly waived.

                  (r) Non-contravention. The execution and delivery of the Loan Documents will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, articles of organization or operating agreement as the case may be, of Borrower or any indenture, agreement or instrument to which Borrower is a party or by which it or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by the provisions of such Loan Documents, and no action or approval with respect thereto by any third person is required.

                  (s) Homestead. No part of the Property is all or a part of Borrower's homestead or the homestead of anyone.

                  (t) Utilities. The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

                  (u) Public Roads. All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (v) Water and Sewers. The Property is serviced by public water and sewer systems.

                  (w) Damage. The Property is free from damage caused by fire or other casualty.

                  (x) Waste Disposal. All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all applicable laws.

                  (y) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or the Property, or Borrower's business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

                  (z) No Plan Assets. As of the date hereof and throughout the entire term of the loan evidenced by the Note and this Instrument (the "Term")
(i) Borrower is not and will not be an "employee benefit plan," as defined in
Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

                  (aa) Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the loan evidenced by the Note, this Instrument and the other Loan Documents will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements (as defined in Section 25 hereof) or any Loan Document. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  (bb) Fraudulent Transfer. Borrower has not entered into the loan evidenced by the Note, this Instrument and the other Loan Documents, or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                  (cc) No Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness (as defined in Section 28(i) hereof).

                  (dd) Flood Zone. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

         SECTION 28. BORROWER'S ADDITIONAL COVENANTS. Borrower hereby covenants, agrees and undertakes as follows:

                  (a) Alterations of Property. Borrower shall not undertake or commence any alterations of any improvements on the Property the cost of which is in excess of five percent of the then original principal amount of the Note, without the prior written consent of Lender, not to be unreasonably withheld; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $2,000,000.

                  (b) Further Assurances. Borrower shall from time to time, at the request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Instrument or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender's opinion, to carry out more effectively the purposes of this Instrument and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents. Borrower will pay all reasonable costs connected with any of the foregoing in this paragraph.

                  (c) Mortgage Taxes. Borrower shall at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Instrument, or upon any rights, titles, liens or security interests created hereby, or upon the obligations secured hereby or any part thereof, immediately pay all such taxes; provided that, if such law as enacted makes it unlawful for Borrower to pay such tax, Borrower shall not pay nor be obligated to pay such tax, and in the alternative, Borrower may, in the event of the enactment of such a law, and must, if it is unlawful for Borrower to pay such taxes, prepay the obligations secured hereby in full within 60 days after demand therefor by Lender.

                  (d) Minerals. Borrower shall not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof.

                  (e) Maintenance of Borrower and Managing Entity Names. Borrower shall not change, or permit Managing Entity to change, its name, identity (including its trade name or names) or employer identification number, in any such case, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change. Borrower shall deliver, or cause Managing Entity to deliver, to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change reasonably required by Lender, if any, to establish or maintain the validity, perfection and priority of the security interests granted herein.

                  (f) Costs and Expenses. Borrower shall pay on demand all reasonable and bona fide out-of-pocket costs, fees and expenses and other expenditures, including, but not limited to, reasonable attorneys' fees and expenses, paid or incurred by Lender to third parties incident to this Instrument or any other Loan Document (including, but not limited to, reasonable attorneys' fees and expenses in connection with the negotiation, preparation and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Lender is a party involving this Instrument or the Property) or incident to the enforcement of the obligations secured hereby or the exercise of any right or remedy of Lender under any Loan Document.

                  (g) Compliance with Laws. Borrower shall maintain and keep the Property in compliance with all applicable laws.

                  (h) Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within thirty (30) days after a Cash Management Period and by November 30th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the "Annual Budget", and each Annual Budget approved (or deemed approved pursuant to the terms of this Section 28(h)) by Lender is referred to herein as the "Approved Annual Budget"), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget or revision within 30 days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 28(h)) by Lender, such operating expense budget shall be referred to herein as the "Approved Operating Budget"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 28(h)) by Lender, such Capital Expense budget shall be referred to herein as the "Approved Capital Budget"). Until such time that any Annual Budget has been approved (or deemed to have been approved pursuant to the terms of this Section 28(h)) by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses).

                  (i) Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the indebtedness evidenced by the Loan Documents and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of 1% of the original amount of the Loan and are paid within sixty (60) days of the date incurred (collectively, "Permitted Indebtedness").

         SECTION 29. COVENANTS WITH RESPECT TO SINGLE PURPOSE, INDEBTEDNESS, OPERATIONS, FUNDAMENTAL CHANGES OF BORROWER.

                  (a) PERTAINING TO BORROWER PARTIES. Borrower represents, warrants and covenants as of the date of hereof and until such time as the indebtedness secured hereby is paid in full, that each of Borrower and Acadia 239 Greenwich Avenue, LLC (the latter, or any permitted successor and assignee thereto in accordance with the terms of this Instrument, may be referred to as "Managing Entity," and both Borrower and Managing Entity may be referred to as "Borrower Parties"):

                           (i) does not own and will not own any assets other
than the Property (including incidental personal property necessary for the operation thereof and proceeds therefrom) or direct or indirect ownership interests in Borrower (the "Ownership Interests");

                           (ii) is not engaged and will not engage in any
business, directly or indirectly, other than the ownership, management and operation of the Property or the Ownership Interests;

                           (iii) will not enter into any contract or agreement
with any partner, member, shareholder, trustee, beneficiary, principal or affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such affiliate;

                           (iv) has not incurred and will not incur any debt,
secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the obligations secured by this Instrument, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Property which (1) do not exceed, at any time, (a) with respect to Borrower, a maximum amount of 1% of the original amount of the Principal, and
(b) with respect to Managing Entity, $10,000 and (2) are paid within sixty (60) days of the date incurred;

                           (v) has not made and will not make any loan or
advances to any person or entity;

                           (vi) is and reasonably expects to remain solvent and
pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

                           (vii) has done or caused to be done and will do all
things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner except as necessary to reflect Permitted Transfers;

                           (viii) shall continuously maintain its existence and
be qualified to do business in all states necessary to carry on its business, specifically including in the case of Borrower, the state where the Property is located;

                           (ix) will conduct and operate its business as
presently conducted and operated;

                           (x) will maintain books and records and bank accounts
separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, affiliates, and any other person or entity;

                           (xi) will be, and at all times will hold itself out
to the public as, a legal entity separate and distinct from any other (including any of its partners, members, shareholders, trustees, beneficiaries, principals and affiliates), and not as a department or division of any entity;

                           (xii) will file its own tax returns;

                           (xiii) has and reasonably expects to maintain
adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                           (xiv) will not seek, acquiesce in, or suffer or
permit its liquidation, dissolution or winding up, in whole or in part;

                           (xv) will not enter into any transaction of merger or
consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock of beneficial ownership of, any person or entity;

                           (xvi) will not commingle or permit to be commingled
its funds or other assets with those of any other person or entity;

                           (xvii) has and will maintain its assets in such a
manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity;

                           (xviii) except as expressly provided for in the Loan
Documents, does not and will not hold itself out to be responsible for the debts or obligations of any other person or entity;

                           (xix) except as expressly provided for in the Loan
Documents, has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other person or entity;

                           (xx) shall not do any act which would make it
impossible to carry on its ordinary business;

                           (xxi) will not possess or assign the Property for
other than a business or company purpose;

                           (xxii) shall not hold title to its assets other than
in its name;

                           (xxiii) shall not institute proceedings to be
adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; and

                           (xxiv) shall comply with all (and shall not suffer to
be inaccurate any) of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by Borrower contained in or appended to any opinion of Borrower's legal counsel delivered in connection with the transaction in which the Loan Documents are executed.

                  (b) PERTAINING TO MANAGING ENTITY. Borrower also represents, warrants and covenants as of the date of hereof and until such time as the indebtedness secured hereby is paid in full, that Managing Entity:

                           (i) shall at all times act as the sole general
partner with all of the rights, powers, obligations and liabilities thereof under the partnership agreement of Borrower and shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of the same and will engage in no other business;

                           (ii) shall not, without the unanimous consent of its
members, institute proceedings for itself or Borrower to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it or Borrower; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or Borrower or a substantial part of its or Borrower's property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; and

                           (iii) shall not, without the unanimous consent of its
members, for itself or for Borrower (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other person or entity, nor convey, transfer or lease its or Borrower's assets substantially as an entirety to any person or entity nor permit any person or entity to consolidate, merge or enter into any form of consolidation with or into itself or Borrower; or (iii) amend any provisions of its or Borrower's organizational documents containing provisions similar to those contained in this Section 29, except as necessary to reflect Permitted Transfers.

         SECTION 30. NOTICE. All notices given under this Instrument shall be in writing, and sent to the other party at its address set forth below or at such other address as such party may designate by notice to the other party and shall be deemed given on the earliest of (i) actual receipt, duly evidenced by any commercially reasonable means, (ii) three Business Days after mailing, by certified or registered U.S. Mail, return receipt requested, postage prepaid,
(iii) one Business Day after timely delivery, fee prepaid, to a national overnight delivery service (such as FedEx, Purolater Courier, U.P.S. Next Day
Air), (iv) the date of transmission of notice sent by telecopier or facsimile machine (with a copy thereof sent in accordance with clause (ii) above) provided notice was transmitted on a Business Day, otherwise notice shall be deemed given on the next Business Day.

         The applicable addresses are as follows:

         To Borrower:
         ------------

         c/o Acadia Realty Trust
         1311 Mamaroneck Avenue
         White Plains, New York  10605
         Attention:  Robert Masters, Esq.
         Telephone No.: (914) 288-8139
         Facsimile No.: (914) 248-3646

         With a Copy to:

         Aberdeen Properties, Inc.
         41 West Putnam Avenue
         Greenwich, Connecticut  06830
         Attention:  James B. Cummings
         Facsimile No.: (203) 629-8316

         With a Copy to:

         Esanu Katsky Korins & Siger, LLP
         605 Third Avenue
         New York, New York 10158
         Attention:  Randolph Amengual, Esq.
         Telephone No.: (212) 716-3243
         Facsimile No.: (212) 953-6899

         To Lender:

         Greenwich Capital Financial Products, Inc.
         600 Steamboat Road
         Greenwich, Connecticut  06830
         Attention:  Commercial Mortgage Loan Department
         Telephone No.: (203) 618-2373
         Facsimile No.: (203) 629-8363

         With a Copy to:

         Kaye Scholer LLP
         425 Park Avenue
         New York, New York 10022
         Attention: Stephen Gliatta, Esq.
         Telephone No.: (212) 836-8618
         Facsimile No.: (212) 836-8689

         Borrower hereby requests that any notice of default or notice of sale in any judicial or nonjudicial foreclosure proceeding be mailed to Borrower at its address as specified herein.

         SECTION 31. UNIFORM INSTRUMENT; GOVERNING LAW; SEVERABILITY. This form of instrument combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property and related fixtures and personal property. THIS INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS INSTRUMENT OR THE OTHER LOAN DOCUMENTS, AND THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in this Instrument or in the Note, whether considered separately or together with other charges levied in connection with this Instrument and the Note, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Lender in excess of the amounts payable to Lender pursuant to such charges as reduced shall be applied by Lender to reduce the principal of the indebtedness evidenced by the Note. For the purposes of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which is secured by this Instrument or evidenced by the Note and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest computed thereby is uniform throughout the stated term of the Note.

         SECTION 32. RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS.

                  (a) SECONDARY MARKET TRANSACTIONS GENERALLY. Lender shall have the right to engage in one or more Secondary Market Transactions (as defined in Section 15 hereof), and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a REMIC or other Securitization (as defined in Section 15 hereof). Without limitation, Lender shall have the right to cause the Note and this Instrument to be split into a first and a second mortgage loan in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Borrower acknowledges that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan (either itself, or in combination with other loans) will be rated by one or more Rating Agencies (as defined in Section 15 hereof). Borrower further acknowledges that additional structural modifications may be required to satisfy issues raised by any Rating Agencies.

                  (b) COOPERATION; LIMITATIONS. Borrower shall use all reasonable efforts and cooperate reasonably and in good faith with Lender in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Loan Documents as Lender may request, provided however that no such amendment shall on an over-all basis modify (i) the interest rate payable under the Note; (ii) the stated maturity date of the Note,
(iii) the amortization of the principal amount of the Note, (iv) any other economic terms of the Loan, or (v) the non-recourse provisions of the Loan. Such cooperation also shall include using best efforts to obtain such certificates and assurances from governmental entities and others as Lender may request. Borrower shall not be required to incur any cost in connection with such restructure or Secondary Market Transaction or to provide additional collateral that was not initially contemplated by the parties to effect any such restructuring or Secondary Market Transaction.

                  (c) INFORMATION. Borrower shall provide such information and documents relating to the Borrower and its principals, the manager of the Property, the Property and the business and operations of all of the foregoing as Lender may reasonably request in connection with any such Secondary Market Transaction. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, and other parties involved in any proposed Secondary Market Transaction. Any such information may be incorporated into offering documents for the Secondary Market Transactions. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information, and Borrower shall indemnify, defend, and hold harmless Lender from and against any losses, claims, damages and liabilities that arise out of or are based upon any actual or alleged untrue or misleading statement of material fact contained in such information or the actual or alleged omission of any material fact without which such information is materially misleading. Lender may publicize the existence of the Loan in connection with Lender's Secondary Market Transaction activities or otherwise.

                  (d) ADDITIONAL PROVISIONS. In any Secondary Market Transaction, Lender may transfer its obligations under the Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the obligations of Borrower), and thereafter Lender shall be relieved of any obligations under the Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall be deemed to be a "Lender" under the applicable Loan Documents.

                  (e) CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                  "Loan": all obligations of Borrower under the Loan Documents.

                  "Securitization": mean a rated offering of securities representing direct or indirect interests in one or more mortgage loans or the right to receive income therefrom.

         SECTION 33. SUCCESSORS AND ASSIGNS BOUND. This Instrument and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever, subject to Section 15 hereof. Notwithstanding the foregoing, Lender shall have no liability under any of the Loan Documents for any matter arising after Lender transfers its interest in the Note to any successor. However, Lender shall continue to have the benefit of all rights having accrued under the Loan Documents theretofore, and all rights under all obligations of indemnification set forth in the Loan Documents for matters arising theretofore, then, and thereafter.

         SECTION 34. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the indebtedness secured by this Instrument, nor shall Lender's receipt of any awards, proceeds or damages, whether as proceeds of insurance or condemnation awards or otherwise, operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

         SECTION 35. ESTOPPEL CERTIFICATE. Borrower shall within ten days of a written request from Lender furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument and attaching true, correct and complete copies of the Note, this Instrument and any other Loan Documents and any and all modifications, amendments and substitutions thereof.

         SECTION 36. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THIS INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

         SECTION 37. MISCELLANEOUS.

                  (a) No Oral Change. No provision of this Instrument or any of the other Loan Documents may be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, except only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  (b) Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

                  (c) Captions. The captions and headings of the Sections, paragraphs, and other provisions of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

                  (d) Duplicate Originals; Counterparts. This Instrument and any of the Loan Documents may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Instrument and any of the Loan Documents may be executed in multiple counterparts.

                  (e) Number and Gender. Whenever the context may require, any pronouns used herein or in any of the Loan Documents shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  (f) Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the performance and repayment of the obligations secured hereby.

                  (g) Entire Agreement. The Note, this Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender pertaining to the subject matter hereof and thereof, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto, including the prior agreements evidenced by any application or commitment issued in connection with this transaction. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents, except only to the extent expressly set forth in the Loan Documents.

                  (h) Action through Agents. In exercising any rights hereunder or under any of the Loan Documents or taking any actions provided for herein or therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

         SECTION 38. STATE OF CONNECTICUT PROVISIONS.

                  (a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 38 and the other terms and conditions of this Instrument, the terms and conditions of this
Section 38 shall control and be binding.

                  (b) Pre-Judgment Remedy Waiver. BORROWER ACKNOWLEDGES THAT IT HAS THE RIGHT UNDER SECTION 52-278a ET SEQ. OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST BORROWER, NOTWITHSTANDING SUCH RIGHT, BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING, OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID STATUTE OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS INSTRUMENT. BORROWER FURTHER CONSENTS TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDY, BORROWER ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

                  (c) Loan for Commercial Purposes. Borrower is organized for a profit and is engaged primarily in commercial, manufacturing, industrial or other nonconsumer pursuits (within the meaning of Section 37-9 of the Connecticut General Statutes). Without limiting the generality of the foregoing, the proceeds of the Loan will be utilized in Borrower's business or investment activities, and no portion of such proceeds will be utilized for any personal, family or household purchases, acquisitions or uses or for any other consumer purposes. Borrower represents, warrants and acknowledges that the transaction of which this Instrument is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of Borrower are not and will not be used for personal family or household purposes.

                  (d) No Merger of Property. If Lender shall acquire title to the Property by conveyance from Borrower or as a result of the foreclosure of any other mortgage which Lender at any time holds with respect to the Property, this Instrument shall not merge in the fee of the Property but shall remain and continue as an existing and enforceable lien for the Loan secured hereby until the same shall be released of record by Lender in writing.

                  (e) Waiver of Termination Rights. Borrower hereby waives, for itself or any of its assigns who assume this Instrument, any right it may have under Section 49-2(c)(7) of the Connecticut General Statutes, as amended, or otherwise, to terminate the right of Lender to make "optional future advances" as defined under said statute.

                  (f) Open-End Mortgage. This is an "open-end mortgage" as provided for by Connecticut General Statutes Section 49-2(c), and Lender shall have all the rights, powers, privileges and protections afforded to the holder of an open-end mortgage by such statute or any other applicable law. For purposes of such statute, the full amount of the loan authorized is $16,000,000. It is understood and agreed that Lender may, but shall not be obligated to, at any time and from time to time, make future advances secured by this Instrument. Whether or not any such future advances are to be made shall be determined by Lender in its sole and absolute discretion. Except for advances for the payment of taxes, assessments, insurance premiums, repairs, alterations, improvements or costs incurred for the protection of the Premises or otherwise permitted elsewhere by this Instrument or under applicable law, all future advances shall be evidenced by a note or notes executed by Borrower, which provide that such advances are secured by this Instrument. Nothing set forth in this Section shall affect the validity or enforceability of any obligation of Borrower to Lender under this secured by this Instrument. Nothing set forth in this Section shall affect the validity or enforceability of any obligation of Borrower to Lender under this Instrument or any other agreement between Lender and Borrower that would be valid and enforceable without the provisions of this Section.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

                                 BORROWER:

                                 239 GREENWICH ASSOCIATES LIMITED
                                 PARTNERSHIP, a Connecticut limited
                                 partnership

                                 By:  Acadia 239 Greenwich Avenue, LLC, a
                                      Delaware limited liability company, its
                                      general partner

                                      By: Acadia Realty Limited Partnership, a
                                          Delaware limited partnership, its sole
                                          member

                                          By: Acadia Realty Trust, a Maryland
                                              real estate investment trust, its
                                              general partner

                                              By:
                                                  -----------------------
                                                  Name:
                                                  Title:




SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:


Witness:
          ------------------------------
              Name:


Witness:
          ------------------------------
              Name:

                                 ACKNOWLEDGMENT


STATE OF ______________             )
                                    :ss.
COUNTY OF ____________              )


         On the ___ day of May in the year 2003, before me, the undersigned officer, personally appeared __________________, who acknowledged himself to be the ________________ of Acadia Realty Trust, a Maryland real estate investment trust, the general partner of Acadia Realty Limited Partnership, a Delaware limited partnership, the sole member of Acadia 239 Greenwich Avenue, LLC, a Delaware limited liability company, the general partner of 239 Greenwich Associates Limited Partnership, a limited partnership organized under the laws of the State of Connecticut, and that in the capacity aforesaid he, being authorized to do so, executed, the foregoing instrument for the purposes therein contained by signing the name of the ____________ as such ______________ and the free act and deed of said limited partnership.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                  _______________________________
                                  Notary Public
(NOTARIAL SEAL)
                                  My Commission Expires:

                                    EXHIBIT A
                                    ---------

                        Legal Description of Real Estate
                        --------------------------------


                                 (See Attached)

                                   SCHEDULE 1
                                   ----------

                                    Rent Roll
                                    ---------


                                  See Attached.